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Press Release
For Immediate release

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Invesco Ltd. Announces January 31, 2010
Assets Under Management

Investor Relations Contact Jordan Krugman            404-439-4605
Media Relations Contact Doug Kidd                         404-479-2922

Atlanta, February 8, 2010 --- Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $412.6 billion.

	Ending Assets Under Management
(In billions)	January 31, 2010 (a)	December 31, 2009	November 30, 2009	October 31, 2009
Total AUM ex Institutional Money Market	$336.4	$343.9	$337.7	$331.6
Institutional Money Market	$76.2	$79.2	$81.1	$82.6
Total	$412.6	$423.1	$418.8	$414.2

(a)	Preliminary – subject to adjustment.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

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Invesco Ltd. Two Peachtree Pointe 1555 Peachtree Street, N.E. Atlanta, GA 30309 Telephone: 404 479 1095